Exhibit 32

                Certifications Pursuant to 18 U.S.C. Section 1350

         The undersigned, who are the chief executive officer and the chief financial officer of Cornerstone Bancorp, each hereby certifies that, to the best of his/her knowledge, the accompanying Form 10-K of the issuer fully complies with the requirements of Section 13(a)or 15(d) of the Securities
Exchange Act of 1934, and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

March 30, 2010

                                                      s/J. Rodger Anthony
                                                      --------------------------
                                                      J. Rodger Anthony
                                                      Chief Executive Officer


                                                      s/Jennifer M. Champagne
                                                      --------------------------
                                                      Jennifer M. Champagne
                                                      Chief Financial Officer